Our capital expenditures for the three and six months ended June 30, 2008 and 2007 were as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Type
Recurring	$7,495	$7,921	$14,692	$14,146
Reimbursements	(881)	(872)	(2,041)	(872)
Net recurring	6,614	7,049	12,651	13,274
Corporate(1)	3,425	3,219	7,339	9,198
EBITDA-enhancing(2)	11,089	14,619	25,010	25,010
Development(3)	19,446	8,843	40,627	20,579
Net Total Capital Expenditures	$40,574	$33,730	$85,627	$68,061

(1)	Corporate primarily includes capital expenditures for information technology systems and equipment.
(2)	EBITDA-enhancing capital expenditures generally represent unusual or non-recurring capital items and/or major renovations.
(3)	Development capital expenditures primarily relate to the facility expansion and de novo development program.